State of Delaware

                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "FOOD AND BEVERAGE MASTERS (KAZAKSTAN) INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF JULY, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                     [SEAL]


                                           Edward J. Freel
                                     [SEAL]-----------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION: 8573406

                                                     DATE: 07-24-97

                          CERTIFICATE OF INCORPORATION

                                       OF

                    FOOD AND BEVERAGE MASTERS (KAZAKSTAN) INC.

                                   ----------

     FIRST. The name of this corporation shall be:

                   FOOD AND BEVERAGE MASTERS (KAZAKSTAN) INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATION SERVICE COMPANY.

     THIRD. The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which this corporation is authorized to issue is:

     Fifty-five million (55,000,000) shares of which fifty million (50,000,000) shares with a par value of one-tenth cent (0.001), amounting to five hundred thousand dollars ($500,000) are common stock and five million (5,000,000) shares with a par value of one-tenth of one cent (0.001) each, amounting to fifty thousand dollars ($50,000) are preferred stock.

     FIFTH. The name and mailing address of the incorporator is as follows:

                     Christine J. Gates
                     Corporation Service Copany
                     1013 Centre Road
                     Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     IN WTTNESS WHEREOF, The undersigned, being the incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation this eighteenth day of July, AD. 1997.


                                             /s/ Christine J. Gates
                                             -----------------------------------
                                             Christine J. Gates
                                             Incorporator

                                     BYLAWS
                  OF FOOD AND BEVERAGE MASTERS (KAZAKSTAN) INC.

                                    ARTICLE I
                                     Offices

     Section 1. Registered Office. The registered office of FOOD AND BEVERAGE MASTERS (KAZAKSTAN) INC. (hereinafter referred to as the "Corporation") shall be maintained at such locations within the State of as the Board of Directors from time to time shall designate. The Corporation shall maintain in and in charge of such registered office an agent upon whom process against the Corporation may be served.

     Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of, as the Board of Directors from time to time may determine or the business of the Corporation may require.

                                   ARTICLE II
                            Meetings of Shareholders

     Section I. Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as shall be designated by the Board of Directors and stated in the notice of such meeting. If the election for directors shall not be held on the day designated therefor or at any adjournment thereof, the directors shall cause such election to be held at a special meeting of the shareholders as soon thereafter as may be convenient. At such special meeting, the shareholders may elect the directors and transact any other business with the same force and effect as at an annual meeting duly called and held.

     Section 2. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by stature, may be called at any time and shall be called by the President or Secretary upon the direction of the Board of Directors or upon the written request of a shareholder or shareholders holding of record at least ten percent (10%) of the outstanding shares of the Corporation entitled to vote at such a meeting.


     Section 3. Place of Meetings. All meetings of the shareholders of the


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


Corporation shall be held at the principal place of business of the Corporation or at such other place, within or without the State of, as shall, be designated by the Board of Directors and stated in the notice of the meeting.

     Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual, special, or adjourned, shall be given, not less tan ten (10) days nor more than sixty (60) days before the day on which the meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof of him personally, by facsimile, or by mailing such notice in a postage prepaid envelope addressed to him at the post office address furnished by him to the Secretary of the Corporation for such purpose, or, if he shall not have furnished to the Secretary of the Corporation an address for such purpose, then at the post office address last known to the Secretary of the Corporation. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and, if any shareholder shall in person or by proxy waive notice, in writing, of any meeting, whether before or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the shareholders shall not be required to be given, except where expressly required by law.

     Section 5. Quorum. At each meeting of the shareholders, the presence in person or by proxy of shareholders holding of record a majority of the outstanding shares enticed to vote at such meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, the shareholders entitled to vote who are present in person or by proxy at the time and place of any meeting, or, if no shareholder enticed to vote is so present in person or by proxy, any officer entitled to preside at or act as secretary of such meeting, may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called Section 6. Organization. At every meeting of the shareholders, the President, or, in his absence, a Vice President, or, in the absence of the President and all of the Vice Presidents, a chairman chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, sha]1 act as secretary at all meetings of the shareholders. In the absence from any such meeting of the Secretary or an Assistant Secretary, the chairman may appoint any person to act as secretary of the meeting.

     Section 7. Business and Order of Business. At each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise required by law or expressly provided herein. The order of business at all meetings of the shareholders shall be as determined by the chairman, subject to the approval of a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

     Section 8. Voting. At each meeting of the shareholders, each shareholder shall be entitled to one vote in person or by proxy for each share of the Corporation having voting rights registered in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting was given, or, if no notice was given, on the day next preceding the day on which the meeting is held, except where, pursuant to the provisions of Section 7 of Article VII of these bylaws, a date shall have been fixed as a record date for the determination of the shareholders entitled to vote. Any shareholder entitled to vote may vote in person or by proxy in writing; provided, however, that no proxy shall be valid after eleven (11) months after the date of its execution, unless otherwise provided therein. The presence at any meeting of any shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     At each meeting of the shareholders, all matters other than those the manner of deciding of which is expressly regulated by statute, the Certificate of Incorporation, or these Bylaws, shall be decided by a majority of the votes cast by the holders of shares entitled to vote thereon.

     The Board of Directors, in advance of any meeting of the shareholders, or the chairman of the meeting, at such meeting, may appoint one or more inspectors of election to act at the meeting or any adjournment thereof, but no inspectors need be appointed unless expressly requested at the meeting by a shareholder entitled to vote thereat.

     Section 9. Action by Shareholders Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders under any provisions of the Business Corporation Act, the Certificate of Incorporation, or these Bylaws may be taken without a meeting if all of the shareholders entitled to vote thereon consent in writing to such action being taken, or, subject to the provisions of Section _ of the Business Corporation Act, if the shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all of the shareholders entitled to vote thereon were present and voting shall consent in writing to such action being taken. Whenever corporate action is so taken, the consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of the shareholders of the Corporation.

                                   ARTICLE III
                               Board of Directors

     Section 1. General Powers. The property, affairs, and business of the Corporation shall be managed by the Board of Directors.

     Section 2. Number, Qualifications, and Term of Office. There shall be three
(3) directors constituting the Board of Directors. The directors shall be elected annually at the annual meeting of the shareholders. Each director shall hold office until his successor shall have been elected and qualified, until his death, until he shall have resigned in the manner set forth in Section 12 of this Article m, or until he shall have been removed in the manner set forth in
Section 13 of this Article III, whichever shall first occur. Any director elected to fill a vacancy in the Board of Directors shall be deemed elected for the unexpired portion of the term of his predecessor on the Board of Directors. Each director, at the time of his election, shall be at least eighteen (18) years of age, and shall be a shareholder of the Corporation.

     Section 3. Election of Directors. At each meeting of the shareholders for the election of directors, the directors shall be chosen by a plurality of the votes cast at such election by the holders of shares entitled to vote thereon. The vote for directors need not be by ballot unless demanded by a shareholder entitled to vote thereon at the election and before the voting begins.

     Section 4. Annual Meetings. The annual meeting of the Board of Directors shall be held in each year immediately after the annual meeting of shareholders, at such place as the Board of Directors from time to time may fix and, if so held, no notice of such meeting need be given.

     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as the Board of Directors shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at said place at the same hour on the next succeeding business day that is not a legal holiday. Notice of regular meetings need not be given.

     Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or any one (1) director. Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, a least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by facsimile, telegraph, cable, telex, or the equivalent, or be delivered personally or by telephone, not later than the day preceding the day on which the meeting is to be held, except that in the event of an emergency, the President may direct that shorter notice of a special meeting be given personally or by facsimile, telephone, telegraph, cable, telex, or the equivalent. Neither the business to be transacted nor the purpose of the meeting need be specified in the notice. Notice of any meeting of the Board of Directors need not be given, however, if waived in writing or by facsimile, telegraph, telex, cable, or the equivalent, either before or after such meeting, or, if present, at the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice having been given, if all the directors shall be present thereat.

     Section 7. Place of Meeting. Meetings of the Board of Directors may be held at such place or places within or without the State of as the Board of Directors from time to time may designate.

     Section 8. Quorum and Manner of Acting. A majority of the directors shall be required to constitute a quorum for the transaction of business at any meeting. The act of a majority of the directors present at any meeting while a quorum is present shall be an act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting shall be given in the same manner as notice of special meetings is required to be given as set forth in these Bylaws. The directors shall act only as a board and the individual directors shall have no power as such.

     Section 9. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or committee. Such consent shall have the same effect as a unanimous vote of the Board of Directors or committee for all purposes and may be stated as such in any certificate or other document filed with the Secretary of State.

     Section 10. Organization. At each meeting of the Board of Directors, the President or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

     Section 11. Order of Business. At all meetings of the Board of Directors, business may be transacted in such order as the Board of Directors may determine.

     Section 12. Resignations. Any director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 13. Removal of Directors. Any directors may be removed at any time, either with or without cause, by the shareholders at any regular or special meeting of the shareholders and the vacancy in the Board of Directors caused thereby may be filled by the shareholders at the same meeting.

     Section 14. Vacancies. Any vacancy in the Board of Directors, whether caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause, may be filled by the shareholders.

     Section 15. Compensation. The directors shall receive no compensation for their services as directors.

     Section 16. Indemnification of Directors and Officers. The Corporation shall indemnify each corporate agent, as such term is defined in Section 14A:3-5 of the Business Corporation Act, as set forth in Article VI of these Bylaws.

     Section 17. Loans to Officers or Employees. The Board of Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the Corporation must be authorized by a majority of the entire Board of Directors. Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

                                   ARTICLE IV
                                    Officers

     Section 1. Number. The officers of the Corporation shall be a President, a Treasurer, and a Secretary, and, in the discretion of the Board of Directors, one or more Vice Presidents, all of which shall be shareholders of the Corporation.

     Section 2. Election, Qualifications, and Terms of Office. The officers shall be elected annually by the Board of Directors. Each officer shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation, or removal in the manner provided in these Bylaws. Any person may hold more than one office.

     Section 3. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the President, or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt of the notice thereof by the Board of Directors or any such officer.

     Sectiou  4.   Vacancies.   A  vacancy  in  any  office  because  of  death,
resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term by the Board of Directors.

     Section 5. The President. The President shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers and agents. If present, he shall preside at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other officer thereunto authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute, in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in these instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, he shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their attention. He shall also perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors.

     Section 6. The Secretary. The Secretary shall (a) record all the proceedings of the meetings of the shareholders and Board of Directors in a book or books to be kept for that purpose; (b) cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by statute; (c) be custodian of the records and of the seal of the Corporation and cause such seal to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized; (d) see that the lists, books, reports, statements, certificates, and other documents and records required by statute are properly kept and fi- led; (e) have charge of the share record books of the Corporation and cause the same to be kept in such manner as to show at any time the amount of shares of the Corporation issued and outstanding, the names and addresses of the holders of record thereof, the number of shares held by each, and the date when each became such holder of record; (f) perform the duties required of him under Section 9 of Article II of these Bylaws; (g) sign (unless the Treasurer shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (h) in general, perform all duties incident to the office of Secretary and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 7. The Treasurer. The Treasurer shall (a) have charge of and supervision over and by responsible for the funds, securities, receipts, and disbursements of the Corporation; (b) cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 3 of Article V of these Bylaws or to be otherwise dealt with in such manner as the Board of Directors may direct; (c) cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed; (d) render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer; (e) cause to be kept, at the principal office of the Corporation or at such other office (within or without the State of) as shall be designated by the Board of Directors, correct books of account of all its business and transactions; (f) sign (unless the Secretary shall sign) certificates representing shares of the Corporation, the issuance of which shall have been duly authorized; and (g) in general, perform all duties incident to the office of Treasurer and such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 8. The Vice Presidents. At the request of the President, any Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all restrictions upon the President. Any Vice President may also sign, with any other officer "hereunto duly authorized, share certificates of the Corporation, the issuance of which shall have been duly authorized, and may sign and execute in the name of the Corporation, deeds, mortgages, bonds, contracts, agreements, and other instruments duly authorized by the Board of Directors, except in those instances where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. Each Vice President shall perform such other duties as are given to him by these Bylaws or as from time to time may be assigned to him by the Board of Directors or the President.

     Section 9. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     Section 10. Surety Bonds. In the event the Board of Directors shall so -- quire, any officer or agent of the Corporation shall execute a bond to the Corporation, in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties.

                                    ARTICLE V
                         Contracts and Financial Matters

     Section 1. Execution of Contracts. The President or any Vice President, subject to the approval of the Board of Directors, may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authorization may be general or confined to specific instances.

     Section 2. Checks and Drafts. All checks, drafts, or other orders for the payment of money and all notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation as shall be "hereunto so authorized from time to time by resolution of the Board of Directors.

     Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select or as may be selected by any officer or officers or agent or agents authorized so to do by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

     Section 4. General and Special Bank Accounts. The Board of Directors may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies, or other depositaries as it may designate and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

     Section 5. Loans. No loans or advances shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Any officer or agent of the Corporation "hereunto so authorized may effect loans and advances for the Corporation and for such loans and advances may make, execute, and deliver promissory notes, bonds, or other evidences of indebtedness of the Corporation. Any officer or agent of the Corporation "hereunto so authorized may pledge, hypothecate, or transfer, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, any and all stocks, bonds, other securities, and other personal property at any time held by the Corporation and, to that end, may endorse, assign, and deliver the same and do every act and thing necessary or proper in connection therewith.

     Section 6. Proxies. Proxies to vote wilt respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by such person or persons as shall be "hereunto authorized from time to time by the Board of Directors.

                                   ARTICLE VI
                          Indemnification and Insurance

     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit, or proceeding (a "proceeding"), by reason of his being or having been a director, officer, employee, or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger or by reason of his being or having been a director, officer, trustee, employee, or agent of any other corporation (domestic or foreign) or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise (whether or not for profit), serving as such at the request of the Corporation or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee, or agent and shall inure to the benefit of" his hefts, executors, administrators, and assigns; provided, however, that, except as provided in
Section 2 of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in connection with any proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however; that, if the Business Corporation Act so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director, officer, employee, or agent, to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under this Article or otherwise.

     Section 2. Right of Claimant to Bring Suit. If a claim made under Section 1 of this Article VI is not paid in full by the Corporation within thirty (30) days after a written request has been received by the Corporation, the claimant may, at any time thereafter, apply to a court for an award of indemnification by the Corporation for the unpaid amount of the claim and, if successful on the merits or otherwise in connection with any proceeding or in the defense of any claim, issue, or matter therein, the claimant shall also be entitled to be paid by the Corporation for any and all expenses incurred or suffered in connection with such proceeding. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses incurred in connection with any proceeding where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such proceeding that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, nor the termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Nonexclusivity of Rights. The right to indemnification and advance of expenses provided by or granted pursuant to this Article VI shall not exclude or be exclusive of any other rights to which any person may be entitled under the Certificate of Incorporation of the Corporation, these Bylaws, any agreement, vote of shareholders, or otherwise; provided, however, that no indemnification shall be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that such person has not met the applicable standard of conduct required to be met under the Business Corporation Act.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any director, officer, employee, or agent of the Corporation, or of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any expenses incurred in any proceeding and against any liabilities asserted against him by reason of such person's being or having been such a director, officer, employee, or agent, whether or not the Corporation would have the power to indemnify such person against such expenses and liabilities under the provisions of this Article VI or otherwise

                                   ARTICLE VII
                            Shares and Their Transfer

     Section 1. Share Certificates. Every holder of shares of the Corporation shall be entitled to have a certificate, signed by the President or a Vice president and either the Treasurer or the Secretary, certifying the number of shares owned by him in the Corporation. In case any officer of the Corporation who has signed any such certificate shall cease to be such officer, for whatever cause, before the certificate shall have been delivered by the Corporation, the certificate shall be deemed to have been adopted by the Corporation unless the Board of Directors shall otherwise determine prior to the issuance and delivery thereof and may be issued and delivered as though the person who signed it had not ceased to be such officer of the Corporation. Certificates representing shares of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the share record books of the Corporation, at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked "cancelled" with the date of cancellation.

     Section 2. Share Record Books. The share record books and the blank share certificate books shall be kept by the Secretary, of the Corporation or by any officer or agent designated by the Board of Directors.

     Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served, delivered, or mailed to him and, if any shareholder shall fail to designate such address, all corporate notices (whether served or delivered by the Secretary, another shareholder, or any other person) may be served upon him by mail directed to him at his last known post office address.

     Section 4. Transfers of Shares. Transfers of shares of the Corporation shall be made on the books of the Corporation by the holder or record thereof or by his attorney "hereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation and on surrender of the certificate or certificates representing such shares. The Corporation shall be entitled to treat the holder of record of any shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person, whether or not it or they shall have express of other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and written notice thereof shall be given to the Secretary of the Corporation, such fact shall be expressed in the entry of the transfer. Notwithstanding anything to the contrary contained in these Bylaws, the Corporation shall not be required or permitted to make any transfer of shares of the Corporation which, if made, would violate the provisions of the Professional Service Corporation Act or the terms and provisions of any agreement restricting the transfer of shares of the Corporation to which the Corporation shall be a party; provided, however, that the restriction upon the transfer of the shares represented by any share certificate shall be set forth or referred to upon the certificate.

     Section 5. Regulations. Subject to the provisions of this Article VII, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer, and registration of certificates for shares of the Corporation.

     Section 6. Lost, Destroyed, and Mutilated Certificates. The holder of any shares shall immediately notify the Corporation of any loss, destruction, or mutilation of the certificate therefor and the Board of Directors, in its discretion, may cause to be issued to him a new certificate or certificates upon surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction. The Board of Directors, in its discretion, may require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond, in such sum (not exceeding twice the value of such shares) and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

     Section 7. Fixing of Record Dates. The Board of Directors shall have the power to fix in advance a date, not more than sixty (60) nor less than ten (10) days, preceding the date of any meeting of shareholders, the date for the payment of any dividend or allotment of any right, the date when any change, conversion, or exchange of shares shall go into effect, or for the purpose of any other action, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, entitled to receive payment of any such dividend or allotment of any right, entitled to exercise the rights in respect to any such change, conversion, or exchange of shares, or entitled to participate in or be entitled to the benefit of any such other action. Whenever a record date has been so fixed, only shareholders of record on such date shall be entitled to notice of and to vote at such meeting, to receive payment of any such dividend or allotment of any right, to exercise such rights in respect to any such change, conversion, or exchange of shares, or to participate in or be entitled to the benefit of any such other action.

                                  ARTICLE VIII
                              Dividends and Surplus

     Subject to any restrictions imposed by statute, the Board of Directors from time to time, in its discretion, may fix and vary the amount of the working capital of the Corporation and determine what, if any, dividends shall be declared and paid to the shareholders out of the surplus of the Corporation. The Board of Directors, in its discretion, may use and apply any surplus in purchasing or acquiring any of the shares of the Corporation in accordance with law or any of its bonds, debentures, or other obligations, or from time to time may set aside from such surplus such sum or sums as it, in its absolute discretion, may deem proper as a reserve fund to meet contingencies or for equalizing dividends, for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purposes it may deem conducive to the best interest of the Corporation. All such surplus, until actually declared in dividends or used and applied as aforesaid, shall be deemed to be so set aside by the Board of Directors for one or more of said purposes.

                                   ARTICLE IX
                                Corporation Seal

     The Corporation shall have a corporate seal which shall be in circular form, shall bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

                                    ARTICLE X
                                   Fiscal Year

     The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XI
                                   Accountants

     The Board of Directors of the Corporation from time to time shall designate the independent accountants of the Corporation.

                                   ARTICLE XII
                                   Amendments

     All Bylaws of the Corporation shall be subject to amendment, alteration, or repeal, and new Bylaws not inconsistent with my provision of the Certificate of Incorporation of the Corporation or any provision of law may be made, by the shareholders or by the Board of Directors, except as otherwise expressly required by statute. Any Bylaw adopted, amended, or repealed by the shareholders may be amended or repealed by the Board of Directors, unless the resolution of the shareholders adopting such Bylaw expressly reserves the right to amend or repeal it to the shareholders

                                  ARTICLE XIII
                                Force and Effect

     These Bylaws are subject to the provisions of the Business Corporation Act, the Professional Service Corporation Act, and the Certificate of Incorporation, as the same may be amended from time to time, If any provision in these Bylaws is inconsistent with an express provision of either of such Acts or the Certificate of Incorporation, the provision of such Acts or the Certificate of Incorporation, as the case may be, shall govern to the extent of such inconsistency.